Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-38905, 333-64558, 333-103204 and 333-120239) and Form S-8 (File Nos. 33-1132, 33-3645, 33-41238, 33-45376, 33-54411, 33-58921, 33-63979, 333-38707, 333-38709, 333-107370, 333-107371, 333-107372, 333-109814 and 333-143897) of Avery Dennison Corporation of our report dated February 27, 2007, with respect to the consolidated financial statements and schedule of Paxar Corporation and Subsidiaries included in this Current Report (Form 8-K/A) dated August 29, 2007.

New York, New York
August 28, 2007